UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

18/F., 318 Hennessy Road, W Square, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this current report, the terms “we”, “us” and “our” refer to Lightscape Technologies Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to “common shares” refer to shares of common stock in the capital of our company.

Item 1.01 Entry Into a Material Definitive Agreement.

On December 1, 2008, we appointed Aaron Tibor Ratner as an executive officer of our company under the title of Chief Strategist. Mr. Ratner was initially appointed as a consultant of our company on May 1, 2008 after he entered into a consulting agreement dated April 18, 2008. After a transition period of several months, our board of directors and Mr. Ratner agreed to increase his role and responsibilities as an executive officer, effective December 1, 2008. Pursuant to the terms of the agreement, we pay Mr. Ratner a monthly advisory fee of US$10,000 for his services.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Agreement with Aaron Tibor Ratner dated April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:	/s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: December 5, 2008